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                                                                   EXHIBIT 10.12

               AMENDMENT NO. 2 TO MANAGEMENT ASSISTANCE AGREEMENT


          AMENDMENT NO. 2 dated as of November 6, 1997 between Carson Products Company, a Delaware corporation (the "Company") and Morningside Capital Group, LLC, a Connecticut limited liability company ("Morningside").

          The Company and Morningside are parties to a Management Assistance Agreement dated August 23, 1995, as amended by Amendment No. 1 to Management Assistance Agreement dated as of October 18, 1996 (the "Management Agreement"), providing for the retention of the services of Morningside and its principal member, Vincent A. Wasik, in connection with the ongoing business of the Company. The Company and Morningside wish to amend the Management Agreement in certain respects, and accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Except as otherwise defined in this
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Amendment No. 2, terms defined in the Management Agreement are used herein as defined therein, and the term "this Agreement" and words such as "herein" and "hereunder" shall refer to the Management Agreement as amended by this Amendment No. 2.

          Section 2.  Amendment.  Effective as of the date hereof, Sections 1,
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2, 3, 6 and 9 of the Management Agreement shall be amended to read in their entirety as follows:

          (S)1. MANAGEMENT ASSISTANCE SERVICES. Morningside shall, during the Term (as hereinafter defined), from time to time as reasonably requested by the Company make available to the Company the services of Wasik to provide advice and assistance to the Company with respect to the following:

          (a)  the formulation of the strategic direction of the Company;

          (b) the formulation of business plans, capital budgets and financial strategies;

          (c) the formulation of the marketing, sales and operational plans of the Company;

          (d)  evaluating business investment and acquisition opportunities; and

          (e)  dealing with banks and other lending institutions;

the services so to be provided being herein called the "Management Assistance
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Services"; provided, however, the Management Assistance Services shall not
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include any services in connection with arranging for or attempting to arrange for or consummating or attempting to consummate any business investment,
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acquisition opportunity, offerings of debt or equity securities or other financings.

          (S)2. FEE. In consideration of Morningside's agreement to provide Management Assistance Services upon the terms and conditions of this Agreement, the Company shall pay Morningside a fee at the rate, during the Term, of at least $350,000 per annum but no greater than allowed under (i) the Credit Agreement among Carson Products Company, Carson, Inc. and Credit Agricole Indosuez, as Agent, and the Lending Institutions listed therein, dated as of November 6, 1997, or (ii) the Indenture dated as of November 6, 1997 among Carson, Inc., as Issuer, Carson Products Company, as Guarantor, and Marine Midland Bank, as Trustee, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, or otherwise modified from time to time, including any agreement refinancing, renewing, refunding, extending, replacing or restructuring the obligations thereunder or any successor or replacement agreement and whether by the same or any other agent, trustee, lender or group of lenders.

          (S)3. REIMBURSEMENT FOR EXPENSES. The fee to be paid to Morningside as provided in (S)2 does not include, and the Company will promptly reimburse
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Morningside for, all out-of-pocket expenses reasonably incurred by Morningside or Wasik in performing the Management Assistance Services, but not including office and other overhead expenses of Morningside.

          (S)6.  TERM OF AGREEMENT.  The term of this Agreement (the "Term")
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shall commence on August 23, 1995 (the "Commencement Date") and, subject to the
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early termination provisions of (S)7, shall continue until August 23, 2003 (the
                                   -
"Specified Termination Date"); provided, however, that unless either party, at
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least 30 days prior to the Specified Termination Date, gives the other party written notice of an election to terminate this Agreement on the Specified Termination Date, the Term shall continue after the Specified Termination Date until terminated by not less than 30 days' notice by one party to the other.

          (S)9. NON-COMPETITION; NON-SOLICITATION. For the duration of the Term, Morningside agrees that neither it nor Wasik shall directly or indirectly
(i) own (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 250-mile radius of the Company's headquarters, or (ii) solicit (other than on behalf of the Company or any of its affiliates), divert or take away the business of any customers of the Company or any of its affiliates, or any prospective customers of the Company or any of its affiliates. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in
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the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Morningside or Wasik, as the case may be, from engaging in activities prohibited by this (S)9 or any other relief as may be required to
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specifically enforce this covenant.

          Section 3.  Miscellaneous.  Except as herein provided, the Management
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Agreement shall remain unchanged and in full force and effect.  This Amendment
No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed and enforced under, the laws of the State of New York.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
2 to be duly executed and delivered as of the day and year first written above.

CARSON PRODUCTS COMPANY             MORNINGSIDE CAPITAL GROUP, LLC



By_______________________           By_________________________
  Name:                                 Name:  Vincent A. Wasik
  Title:                                Title: Managing Member